      TRADING ADVISORY AGREEMENT STEBEN MANAGED FUTURES STRATEGY FUND

            Trading Advisory Agreement (this "Agreement") entered into as of the 3'd day of February 2016, by and among Steben & Company, Inc., a Maryland company (the "Adviser"), Steben Alternative Investment Funds, a registered investment company under the Investment Company Act of I 940, as amended, on behalf of the Fund as defined below (the "Trust"), and Millbnrn Ridgefield Corporation, a corporation formed under the  Jaws of the  State of Delaware with  its principal  office at 411  West  Putnam  Avenue, Greenwich,  CT 06830 (the "Trader").

            WHEREAS, the Adviser has entered into  an  Investment  Advisory  Agreement dated March 25, 2014 (the "Investment Advisory Agreement") with the Trust, relating to the provision of investment advisory services to the Steben Managed Futures Strategy Fund (the "Fund");

            WHEREAS, the Investment Advisory Agreement provides that the Adviser may delegate any or all of its investment advisory responsibilities under the Investment Advisory Agreement to one or more  sub-advisers;

            WHEREAS, the Adviser and the Board  of  Trustees  of the  Trust  desire  to retain the Trader to render portfolio management services to the Fund in the manner and on the terms set forth in this Agreement,  and the Trader is willing  to provide  such  services.

            NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter  set forth, the parties hereto agree as  follows:

I. Trading Services.

(a) The Adviser hereby appoints the Trader to act as a commodity trading advisor ("CTA'') to the Fund with respect to that portion of the Fund's assets allocated from time to time to the Trader by the Adviser  for the periods and on the terms herein set forth (the "Allocated Assets").  The Trader accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

(b) The Trader shall, subject to the supervision and oversight of the Adviser, trade the Allocated Assets on behalf of the Fund in accordance  with the terms of this Agreement and the Supplemental Trading Agreement entered into by the Adviser and the Trader in  relation  to the Allocated  Assets  and in accordance with (i) the investment objective, policies  and restrictions of the Fund set forth in the Fund's prospectus and statement of additional information, as they may be amended from time to time, any additional policies or guidelines,  including  without  limitation  compliance  policies and procednres, established by the Adviser, the Trust's Chief Compliance Officer, or by the Trust's Board of Trustees ("Board") that have been furnished in writing to the Trader, (ii) the written instructions and
(a)
directions received from the Adviser and  the Fund  as  delivered;  and  (iii) all federal and state laws applicable to the Fund and  the  Trader's duties under this Agreement, all as may be in effect from time to time. The foregoing  are referred to below together  as the "Policies."

For purposes of compliance with  the Policies,  the  Trader  shall be entitled to treat the Allocated Assets as though the Allocated Assets constituted the entire Fund, and the Trader shall not be responsible in any way for the compliance of any assets of the Fund,  other  than  the  Allocated  Assets, with the Policies. Subject to the foregoing, the Trader is authorized, in its discretion and without prior consultation with the  Adviser,  to  buy,  sell, lend and otherwise trade in any commodity interests, including futures contracts, options on futures contracts, forward contracts and swaps (the "Financial Interests") on behalf of the Fund, without regard  to the  length of time the Financial Interests have been held and the resulting rate of portfolio turnover or any tax considerations;  and the majority  or the whole of the Allocated Assets may be invested in such proportions of Financial Interests as the Trader shall determine. Notwithstanding the foregoing provisions of this Section 1(b), however, (i) the Trader shall, upon and in accordance with written instructions from  the  Adviser,  effect  such portfolio transactions for the Allocated Assets as the  Adviser  shall determine are necessary in order for the Fund to comply with the Policies, and (ii) upon notice to the Trader, the Adviser may effect in-kind redemptions with shareholders of the Fund  with  securities  or  other financial assets included within  the Allocated  Assets.

(c) Absent instructions from the Adviser or the officers of the Fund to the contrary, the Trader shall place orders pursuant to its determinations  with any futures commission merchant or foreign exchange  broker or counterparty the Trader so chooses, provided, however, the  orders  are settled with a futures commission  merchant  or a foreign  exchange  broker or counterparty with which the Fund has an account.

(d) The Trader hereby agrees that it shall not  consult  with  any  other investment adviser or CTA to the Fund with respect to transactions in Financial Interests for the Allocated Assets or any other transactions in the Fund's assets, other than for the  purposes  of  complying  with  the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the Investment Company Act of 1940 (the "1940 Act").

(e) The Trader may, on occasions when it deems the purchase or sale of a Financial Interest to be in the best interests of the Fund as well as other fiduciary or agency accounts managed by the Trader, aggregate,  to  the extent permitted by applicable  laws and regulations,  the Financial Interests to be sold or purchased in order to  obtain  the best  overall terms  available. In such event, allocation of the Financial  Interests  or  securities  so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Trader in the manner it considers to be most fair and equitable over time to the Fund and to its other accounts. In that
(a)
connection, however, the Trader agrees that: (i) in rendering consulting, advisory and management services to other Financial Interest trading accounts and entities, it will use its best efforts to achieve an equitable treatment of all accounts and will use a fair and reasonable system of order entry for all accounts; and (ii) it will not deliberately use any trading strategies for the Fund which it or its principals know are inferior to those employed by other accounts. The Trader further agrees to be aware of the position limits imposed on certain Financial Interest contracts by the CFTC or applicable contract market. The Trader will be entitled to use that portion of the applicable position limits that bears the same relationship that the Allocated Assets bears to all of the Fund's assets. If, at any time during the term of this Agreement, the Trader is required to aggregate the Fund's Financial Interest positions with the positions of any other person for purposes of applying the CFTC or exchange imposed speculative position limits, the Trader will promptly notify the Adviser if the Fund's positions are included in an aggregate amount which exceeds the applicable speculative position limit. Ifthe speculative positions limits are reached in any Financial Interest contract, the Trader will modify the trading instructions to the Fund and its other accounts in a reasonable and good faith effort to achieve an equitable treatment of all accounts. The Trader currently believes and represents that such speculative limits will not materially affect its trading recommendations or strategy for the Fund given the Trader's current accounts and all proposed accounts for which the Trader has a contract to act as a CTA.

(f) The Trader, in connection with its rights and duties  with  respect  to the Fund, shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person  acting  in  a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(g) The services of the Trader hereunder are not deemed exclusive and the Trader shall be free to render similar services to others (including other investment companies) so long as  its  services  under  this  Agreement are not impaired thereby.

(h) The Trader shall furnish the Adviser and the administrator of the Fund (the "Administrator") daily, weekly, monthly, quarterly and annual reports concerning portfolio transactions and performance of the Allocated Assets as the Adviser may reasonably determine in such form as may be mutually agreed upon, and agrees to review the Allocated Assets with  the  Adviser and discuss the management of the Allocated Assets. The Trader shall promptly respond to requests by the Adviser, the Administrator,  and the Trust CCO or their delegates for copies of the pertinent books and records maintained by the Trader relating directly  to the  Fund.  The Trader shall also provide the Adviser with such  other  information  and  reports, including information and reports related to compliance matters, as may reasonably be requested by it from time to time, including without
(a)
limitation all material requested by or required to  be  delivered  to  the Board.

(i) Unless otherwise instructed by the Adviser, the Trader shall not have the power, discretion or responsibility to vote any proxies in connection with Financial Interests in which the Allocated Assets may be invested, and the Adviser shall retain such responsibility.

(j) The Trader  shall cooperate promptly  and fully with the Adviser,  the  Trust and/or the Fund in responding to any  regulatory  or  compliance examinations or inspections  (including  any  information  requests) relating to the Trust, the Fund, or the Adviser brought by any governmental or regulatory authorities. The Trader shall provide to the Trust CCO or his or her delegate notice of any deficiencies that are identified  by  the CFTC  or the United States Securities and  Exchange  Commission  ("SEC")  in written correspondence to the Trader and that  relate  to  the  services provided by the Trader to the Fund  pursuant  to  this  Agreement.  The Trader shall provide such notification within a reasonable period after receiving the correspondence. The Trader shall provide additional information with respect to such deficiencies as is reasonably requested by the Trust CCO or his or her  delegatee.

(k) The Trader shall maintain separate detailed  records  of  all  matters pertaining to  the  Allocated  Assets,  including,  without  limitation, brokerage and other records of all transactions of Financial Interests and securities. Any records required to be maintained and preserved, pursuant to the provisions of Rule 3 la-l  and  Rule  3la-2  promulgated  under  the 1940 Act and/or by the CFTC, that are prepared or  maintained  by  the Trader on behalf of the Fund are the property of the Fund and will be surrendered promptly to the Fund upon request. The Trader further agrees to preserve for the periods,  prescribed  in Rule  31a-2 under  the  1940 Act the records required to be maintained under  Rule  3 la- l  under  the 1940 Act, and/or by the CFTC. The Trader shall be permitted  to  maintain duplicate copies of any records that it is required to provide to the Adviser, the Fund or any other party hereunder.

(I) The Trader shall promptly notify the  Adviser  of  any  financial condition that is likely to impair the Trader's ability to fulfill its commitments under this Agreement.

2. Representations and Warranties of the Parties

(a) The Trader represents and warrants to the Adviser as follows:

(i) The Trader is a registered CTA  with  the  CFTC  and  a member of the National Futures Association; and

(ii) This  Agreement   has  been  duly  authorized   and  executed   by  the Trader.

(b) The Adviser represents and warrants to the Trader as follows:

(i) The Adviser is registered under the Advisers Act;   and

(ii) Each   of   the   Adviser   and   the   Trust   has   duly   authorized  the execution  of this Agreement by the Adviser.

 3. Obligations of the Adviser.

(a) The Adviser shall provide (or cause the Fund's Custodian (as defined in Section 4 hereof) to provide) timely information to the Trader regarding such matters as the composition  of  the  Allocated  Assets,  cash requirements and cash available for  investment  in  the  Allocated  Assets, and all other information as may be reasonably necessary for the Trader to perform its responsibilities hereunder.

(b) The Adviser has furnished the Trader with a copy of the prospectus and statement of additional information of the Fund and the Adviser agrees during the continuance of this Agreement to furnish  the Trader  copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Adviser  agrees  to furnish the Trader with copies of any financial statements or reports made by the Fund to its shareholders, and  any further  materials  or  information that the Trader may reasonably request to enable it to perform its functions under this Agreement.

4. Custodian. The Adviser shall provide the Trader with a copy of the Trust's agreement with any custodian designated to hold the  assets  of  the  Fund  (the "Custodian") and any material modifications thereto (the  "Custody  Agreement") that may affect the Trader's duties, copies of such modifications to be provided to the Trader reasonably in advance of the effectiveness of such modifications. The Allocated Assets shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Trader shall have no liability for the acts or omissions of the Custodian, unless such act or omission is  taken  solely in reliance upon instruction given to the  Custodian  by  a  representative  of  the  Trader properly authorized to give such instruction under the Custody Agreement. Any assets added to the Fund shall be delivered directly to the Custodian.

5. Use   of   Name.     During   the   term   of  this  Agreement,   the  Adviser   shall  have permission to use the Trader's name in the marketing of the Fund, and agrees to furnish the Trader, for its prior approval (which  approval  shall not be unreasonably withheld) at its principal office all prospectuses, proxy statements and  reports  to shareholders prepared for distribution to shareholders of the Fund or the public that refer to the Trader in any way. If the Adviser does not receive a response from the Trader with respect to such materials within five business days of its submission for approval, such materials shall be deemed accepted by the Trader. The Trader agrees that Adviser may request that the Trader approve use of a certain  type,  and  that Adviser need not provide  for  approval each  additional piece  of marketing  material that is of substantially the same type.
3.
      During the term of this Agreement, the Trader shall not use the Adviser's name or the Fund's name without the prior consent of the Adviser and the Fund.

6. Expenses. During the Term of this Agreement, the Trader will pay all expenses incurred by it in connection with the performance of its duties under paragraph  I hereof other than the cost (including taxes, brokerage commissions and other transaction costs, including but not limited to the costs of  electronic  trading  and  electronic  trading platforms, if any) of the securities or other  investment  instruments purchased  or sold  for the Fund.

7. Compensation   of  the   Trader.    As  full  compensation  for  all services  rendered, facilities  furnished  and expenses  borne  by  the Trader hereunder, the Trader shall be paid the fees in the amounts and in the manner set forth in Appendix A hereto.

8. Independent   Contractor   Statns.    The  Trader  shall  for  all  purposes   hereof  be deemed  to  be  an  independent   contractor   and   shall,  unless   otherwise  provided or authorized, have no authority to act for or represent  the Trust, the  Fund,  or the  Adviser in any way or otherwise be deemed an agent of the Trust, the Fund, or the Adviser.

9. Liability and Indemnification.

(a) Liability. The duties of the Trader shall be confined to those expressly set forth herein with respect to the Allocated Assets. The Trader shall not be liable for any loss arising out of any portfolio investment or disposition hereunder, except a loss resulting from wi llful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. Under no circumstances shall the Trader be liable for any loss arising out of any  act or  omission taken by another CTA,  or any other third  party,  in respect  of any  portion of the Fund's assets not managed by the  Trader  pursuant  to  this Agreement.

(b) Indemnification.

(i) The Trader shall indemnify the Adviser,  the  Fund  and  the Trust, and their respective  affiliates  and  controlling  persons  (the "Adviser Indemnified Persons") for any liability and expenses, including reasonable attorneys' fees, which the Adviser, the Fund and/or the Trust and their respective  affiliates  and controlling persons may sustain as a result of the Trader's breach of this Agreement or its representations and  warranties  herein  or  as a result of the Trader's willful misfeasance, bad  faith,  gross negligence, or reckless disregard  of  its  duties  hereunder  or violation of applicable law; provided, however, that the Adviser Indenmified Persons shall not be indenmified for any liability or expenses that may be sustained as a result of the Adviser's willful misfeasance, bad faith, gross  negligence,  or  reckless  disregard  of its duties hereunder.
(i)
(ii) The Adviser shall indemnify the Trader, its affiliates and its controlling persons (the "Trader Indemnified Persons") for any liability and expenses, including reasonable attorneys' fees, arising from, or in connection with, the  Adviser's  breach  of  this Agreement or its representations and warranties  herein  or  as  a result of the Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard  of  its  duties  hereunder  or violation of applicable law; provided, however, that the Trader Jndemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the Trader's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder.

10. Effective  Date  and Termination.   This Agreement  shall  become  effective    as of the date of its execution, and:

(a) unless otherwise terminated, this Agreement shall continue in effect until February 3, 2018, and from year to year thereafter so long as such continuance is specifically approved at  least  annually  (i) by  the  Board or by vote of a majority of the outstanding voting securities of the Fund, and
(ii) by vote of a majority of the Trustees of  the  Trust  who  are  not interested  persons  of the Fund, the Adviser  or the Trader, cast in person  at a meeting called for the purpose of voting on such   approval;

(b) this Agreement may at any  time be  terminated  on  60 days'  written notice to the Trader either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund;

(c) this Agreement shall automatically terminate in the event of i ts assignment or upon the termination of the Advisory Agreement; and

(d) this Agreement may be terminated by the  Trader  on  60  days'  written notice to the Adviser and the Trust, or by the Adviser immediately upon notice to the Trader.

      Termination of this Agreement pursuant to this Section 10 shall be without the payment  of any penalty.

11. Amendment. This Agreement may be amended  at any time by mutual consent  of the Adviser and the Trader, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of the  Trustees  of the  Trust who  are not  interested  persons of the Trust, the Adviser, or the Trader, cast in person at a meeting called for the purpose of voting on such approval.

12. Assignment. The Trader may  not  assign  this  Agreement  and  this  Agreement shall automatically terminate in the event of an "assignment," as such term is defined in Section 2(a)(4) of the 1940 Act. The  Trader  shall  notify  the  Adviser  in writing sufficiently in advance of any proposed change of "control," as defined in Section 2(a)(9)
10.
of the 1940 Act, so as to enable the Trust and/or the Adviser to: (a) consider whether an assignment will occur, (b) consider whether to enter into  a  new  trading  advisory agreement with the Trader, and (c) prepare, file, and  deliver  any  disclosure  document to the Fund's  shareholders  as may be required  by applicable law.

13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of  this  Agreement  shall  be  held or made invalid by a court decision, statute, rule or otherwise, the  remainder  of  this Agreement shall not be affected thereby. This  Agreement  shall  be  construed  in accordance with applicable federal law and the laws of the State of Delaware and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (subject to paragraph 10 (c) hereof) and, to the extent provided in paragraph 9 hereof, each Trader Indemnified Person and Adviser Indemnified  Person.  Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of  any applicable laws or regulations. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as  amended  and  in effect from time to time.

14. Regulation S-P. In accordance with Regulation S-P, if non-public personal infonnation regarding any party's customers or consumers is disclosed to the other party in connection with this Agreement, the other party receiving such infonnation will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

15. Confidentiality. Any information or recommendations supplied by either the Adviser or the Trader, that are not otherwise in the public domain or previously known to the other party in connection with  the  performance  of  its  obligations  and duties hereunder, including wi thout limitation portfolio holdings of the Fund,  financial information or other information relating to a party to this Agreement, are to be regarded as confidential ("Confidential Information")  and  held  in  the  strictest  confidence. Except as may be required by applicable  law  or  rule  as  requested  by regulatory authorities having jurisdiction over a party or  as  requested  by  regulatory  authorities having jurisdiction over a party to this Agreement, Confidential Information may be used only by the party to which said information has been  communicated  and  such  other persons as that party believes are necessary to carry out the purposes of this Agreement, the Custodian, and such persons as the Adviser may designate in connection with the Allocated Assets.

16. Countemarts. This Agreement may  be  executed  in  two  or  more  counterparts, each of which shall be deemed an original, but all  of which  together  shall constitute one and the same instrument.
10.
      IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.

Steben & Company

By: /s/ Francine Rosenberger
Name: Francine Rosenberger
Title: CCO

Millburn Ridgefield Corporation

By: /s/ Gregg Buckbinder
Name:Gregg Buckbinder
Title:  President and Chief Operating Officer

Steben Alternative Investment Funds
on behalf of its series, Steben Managed Futures Strategy Fund

By: /s/ Francine Rosenberger
Name: Francine Rosenberger
Title: CCO